                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           INNSUITES HOSPITALITY TRUST
         -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                XXXXXXXXXXXXXXXX
      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

[TRUST LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       Notice is hereby given that the Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held at the InnSuites Hotels Phoenix Squaw Park Resort, 1615 E. Northern Avenue, Phoenix, Arizona, 85020 (phone:
602-997-6285) on Monday, July 12, 1999, at 11:00 a.m., local time, for the purpose of considering and acting upon:

       1. The election of two (2) Trustees, each to hold office until the 2002 Annual Meeting of Shareholders and until his successor shall be elected and qualified;

       2. The approval of an amendment to Section 1.2 of the Second Amended and Restated Declaration of Trust of InnSuites Hospitality Trust; and

       3. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

       Shareholders of InnSuites Hospitality Trust of record at the close of business on May 21, 1999 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                            By order of the Board of Trustees



                                                       MARC E. BERG
                                                         Secretary

Phoenix, Arizona
June 1, 1999












--------------------------------------------------------------------------------
SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

[TRUST LOGO]                                                        June 1, 1999

                                                         InnSuites Hotels Centre
                                                         1625 E. Northern Avenue
                                                         Suite 201
                                                         Phoenix, Arizona 85020


                                 PROXY STATEMENT

         The accompanying proxy is solicited by the Trustees of InnSuites Hospitality Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on July 12, 1999 and any adjournments thereof.

         Shareholders of record at the close of business on May 21, 1999 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments thereof. At that date the Trust had issued and outstanding 2,303,224 Shares of Beneficial Interest ("Common Shares"). Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 1,151,612 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

         Common Shares represented by properly executed proxies will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted for the election of the Trustee nominees named herein and for the approval of an amendment to Section 1.2 of the Second Amended and Restated Declaration of Trust. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares entitled to vote present in person or by proxy at the Annual Meeting. The adoption of the amendment to the Second Amended and Restated Declaration of Trust requires the affirmative vote of two-thirds of the Common Shares then outstanding and entitled to vote, whether or not present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a Trustee or a proposal, as each abstention or broker non-vote would be one less vote for a Trustee nominee or for approval of a proposal.

         This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about June 1, 1999.


                              ELECTION OF TRUSTEES

         At the Annual Meeting, two Trustees are to be elected to terms of three years and until their respective successors are duly elected and qualified. Edward G. Hill and Steven S. Robson will stand for re-election as Trustees to terms expiring at the 2002 Annual Meeting of Shareholders. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted FOR the election of Edward G. Hill and Steven S. Robson as Trustees to terms expiring at the 2002 Annual Meeting of Shareholders. The nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of two persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable.

         The Trust's Board of Trustees currently has six members and is divided into three classes:

         -- two Trustees in the class whose term expires at the 1999 Annual
            Meeting of Shareholders;

         -- two Trustees in the class whose term expires at the 2000 Annual
            Meeting of Shareholders; and

         -- two Trustees in the class whose term expires at the 2001 Annual
            Meeting of Shareholders.

Each of the Trustees serves for three years and until his successor is duly elected and qualified.

         Edward G. Hill and Steven S. Robson, whose terms as Trustees expire at the 1999 Annual Meeting of Shareholders, have chosen to stand for re-election as Trustees to terms expiring at the 2002 Annual Meeting of Shareholders. The biographies of Messrs. Hill and Robson and each of the Trustees whose term in office will continue after the 1999 Annual Meeting of Shareholders are set forth below. The Board of Trustees of the Trust recommends a vote FOR Edward G. Hill and Steven S. Robson as Trustees.

         The information concerning the Trustees set forth in the following table is based in part on information received from the respective nominees and in part on the Trust's records.


                                           PRINCIPAL OCCUPATIONS
                                          DURING PAST FIVE YEARS,
                                          AGE AS OF MAY 21, 1999                              TRUSTEE
NAME                                      AND DIRECTORSHIPS HELD                               SINCE
----                                      ----------------------                               -----

NOMINEES FOR TERMS EXPIRING IN 2002

Edward G. Hill               Former President of ABCO Foods, a division of Fleming         January 30, 1998
           (1),(2),(3),(4)   Companies, Inc., an owner and operator of grocery
                             stores, since 1984. Mr. Hill retired from this
                             position on April 30, 1998. Age: 55.

Steven S. Robson             President and Director of Robson Communities and President    June 16, 1998
           (1),(2),(4)       of Scott Homes and Scott Homes Multifamily, Inc.,
                             residential real estate developers, since 1979. Age: 43.

TRUSTEES WHOSE TERMS EXPIRE IN 2001

James F. Wirth(3)          Chairman, President and Chief Executive Officer of the Trust    January 30, 1998
                           since January 30, 1998. Chairman of InnSuites
                           Innternational Hotels, Inc. and affiliated entities,
                           owners and operators of hotels, since 1980; Chairman
                           and President of Rare Earth Development Company, a
                           real estate investment company, since 1973. Age: 53.



Peter A. Thoma*            Owner and operator of A&T Verleigh, Hamburg, Germany,           April 13, 1999
                           hospitality service and rental company, since 1997.
                           Owner and operator of Thoma Zeltsysteme, Hamburg,
                           Germany, an import and sales company, since 1997. Age: 32.

TRUSTEES WHOSE TERMS EXPIRE IN 2000

Marc E. Berg(3)            Executive Vice President, Secretary and Treasurer of the        January 30, 1998
                           Trust since February 10, 1999. Vice President -
                           Acquisitions of the Trust from December 16, 1998 to
                           February 10, 1999. Consultant to InnSuites Hotels and
                           self-employed as a registered investment advisor since
                           1985. Age: 47.

Lee J. Flory(1),(2),(4)    Vice President, Secretary and Director of The Grainger          January 30, 1998
                           Foundation, Inc., a private charitable organization,
                           since 1972. From 1969 until his retirement in 1991,
                           Vice President and Secretary of W.W. Grainger, Inc., a
                           nationwide distributor of maintenance, repair and
                           operating supplies. Age: 72.

1.       Member of the Audit Committee.
2.       Member of the Compensation Committee.
3.       Member of the Executive Committee.
4.       Member of the Litigation Committee.

* Nominated and approved by the Board of Trustees by unanimous resolution dated April 13, 1999, to fill the vacancy caused by the resignation of Gregory D. Bruhn.


         The Trustees held six meetings during the fiscal year ended January 31, 1999. The Trustees do not have a standing nominating committee. The nominees for Trustee, Edward G. Hill and Steven S. Robson, were members of the Board of Trustees during the last fiscal year.

         The Audit Committee has the responsibility of recommending to the Trustees the selection of the Trust's independent auditors, reviewing the scope and results of audit and non-audit services and reviewing internal accounting controls. The Audit Committee met twice during the last fiscal year.

         The Compensation Committee has the responsibility of determining the compensation of senior management, advising the Trustees on the adoption and administration of employee benefit and compensation plans and administering the Trust's 1997 Stock Incentive and Option Plan. The Compensation Committee met twice during the last fiscal year.

         The Executive Committee has the responsibility of exercising all of the powers of the Board of Trustees in the management of the business and affairs of the Trust, other than filling vacancies among the Trustees or in any committee of the Trustees, during the intervals between the meetings of the Board of Trustees. The Executive Committee did not meet during the last fiscal year.

         The Litigation Committee has the responsibility of reviewing, investigating and responding to allegations made against the Trust. The Litigation Committee did not meet during the last fiscal year.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

         The Trust will pay Trustees' fees to each Trustee, other than Messrs. Wirth and Berg, in the amount of $12,000 per year. The Trust compensates members of the Litigation Committee $100 per hour for their services in connection with that committee, up to a maximum of $5,000 per year.


SUMMARY COMPENSATION TABLE

         The table below shows individual compensation information for the Trust's Chief Executive Officer and the other executive officer whose total annual salary and bonus for the fiscal year ended January 31, 1999 exceeded $100,000.

NAME AND
PRINCIPAL POSITION                    ANNUAL SALARY
------------------                    -------------
James F. Wirth*
    President and
    Chief Executive Officer                --

Gregory D. Bruhn**
    Executive Vice President
    and Chief Financial Officer         $120,000

---------------
* Mr. Wirth has served as President, Chief Executive Officer and Chairman of the Board since January 30, 1998. Mr. Wirth received no salary, as such, from the Trust during the fiscal year ended January 31, 1999.
       Mr. Wirth's Employment Agreement is summarized below.
** Mr. Bruhn served as Executive Vice President and Chief Financial Officer from January 30, 1998 until his resignation effective February 11, 1999.


         James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, received no salary, as such, from the Trust during the last fiscal year. Mr. Wirth has entered into an employment agreement with the Trust which provides that he will receive no compensation from the Trust as long as RRF Limited Partnership, a Delaware limited partnership of which the Trust is the sole general partner (the "Operating Partnership"), maintains an Advisory Agreement with Mid-America ReaFund Advisors, Inc. ("MARA"), a company owned by Mr. Wirth and his wife. During the fiscal year ended January 31, 1999, the Operating Partnership paid MARA $364,041 for advisory and management services pursuant to the Advisory Agreement. The Advisory Agreement was terminated effective January 1, 1999. Upon the termination of the Advisory Agreement, Mr.
Wirth's employment agreement provides that he is to receive up to the   amount
MARA would have received for advisory and management services under the Advisory Agreement, not to exceed $160,000 per year. Mr. Wirth is currently receiving $110,000 per year, subject to periodic review by the Compensation Committee. The relationship among the Trust, MARA and Mr. Wirth is described below under "Certain Transactions."


STOCK OPTIONS GRANTED DURING FISCAL YEAR ENDED JANUARY 31, 1999

         Options granted to executive officers expire on the tenth anniversary of the grant dates. Option exercise prices were equal to the fair market value of the Trust's Common Shares on the grant date. The options have no value unless the Trust's stock price appreciates and the recipient satisfies the applicable vesting requirements.

         The table below shows the stock options granted during the fiscal year ended January 31, 1999 to the executive officers listed in the Summary Compensation Table shown above, and the present value of those grants at the date of grant determined in accordance with Securities and Exchange Commission rules.


OPTION GRANTS IN LAST FISCAL YEAR


                                       INDIVIDUAL GRANTS
                        ------------------------------------------------
                         NUMBER OF
                          SHARES      % OF TOTAL
                        UNDERLYING      OPTIONS    EXERCISE
                          OPTIONS     GRANTED TO     PRICE    EXPIRATION         GRANT DATE
NAME                    GRANTED(1)     EMPLOYEES    ($/SH.)      DATE         PRESENT VALUE(2)
----                    ----------     ---------   --------   ----------      ----------------
James F. Wirth          50,000         38.4%(4)      4.31       6/22/08            $63,000
Gregory D. Bruhn        50,000(3)      38.4%         4.31         (3)              $63,000


----------
(1) The options vest 33% each year commencing on the second anniversary of the grant date.
(2) The per share compensation value of the stock options is $1.26 using the Black-Scholes options-pricing model with the following weighted-average assumptions used: no dividend yield, expected volatility of 37.5%, risk-free interest rate of 5% and expected life of 2.5 years.
(3) Upon his resignation, Mr. Bruhn forfeited all options.
(4) Percentage based on the total number of options granted (130,000) to employees. Excluding the options to purchase 50,000 shares awarded to Mr. Bruhn that were subsequently forfeited due to his resignation, the grant of options to purchase 50,000 shares to Mr. Wirth would represent 62.5% of the total options granted to employees during the fiscal year ended January 31, 1999.

TRUST PERFORMANCE GRAPH

       The following graph compares total shareholder returns from the Trust over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and the National Association of Real Estate Investment Trusts, Inc.'s Total Return Indexes for mortgage real estate investment trusts ("NAREIT"). Total return values for the S&P 500, NAREIT and the Trust were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The shareholder return shown on the following graph is not necessarily indicative of future performance.

        The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.


Trust              100           119.28           108.54             84.58            75.18       54.40
S&P 500            100           100.57           139.30            175.99           223.36      295.93
NAREIT             100            76.27           123.82            186.12           194.66      130.15
                  -----         --------          -------           -------          -------     ------
                 1/31/94        1/31/95           1/31/96           1/31/97          1/31/98     1/31/99

CERTAIN TRANSACTIONS

         The Trust and the Operating Partnership (each an "Advisee") were parties to substantially identical Advisory Agreements under which each Advisee received certain services from MARA, a corporation owned by James F. Wirth and his wife. The Advisory Agreements provided that MARA, under the supervision of the Trustees, serve as a consultant in connection with the policy decisions to be made by each Advisee and as administrator of their day-to-day investment operations. In return for MARA's services, each Advisory Agreement provided, in part, that MARA receive (a) a monthly fee of 1/12th of 1% of the appraised value of the total assets of each Advisee during the next preceding month; (b) 15% of the commitment fees received by each Advisee for any stand-by or gap commitment relating to a mortgage loan which is not closed; and (c) an incentive fee equal to 10% of the amount, if any, by which net profits exceed 8% of the monthly average net worth of each Advisee for the year, plus 10% of the net realized capital gains of each Advisee for such year less accumulated net realized capital loss. MARA was required to refund to each Advisee the amount, if any, by which the operating expenses in any fiscal year exceeded the lesser of (i) 1.5% of the appraised value of the total assets of the for such fiscal year or (ii) 25% of the net income of each Advisee for such fiscal year.

         The Advisory Agreement between the Trust and MARA expired by its terms on January 31, 1999. Effective January 1, 1999, the Operating Partnership and MARA agreed to terminate their Advisory Agreement one year prior to its expiration. To terminate the Advisory Agreement, on February 15, 1999 the Operating Partnership paid $256,000 ($225,000 repayment of principal plus $31,500 of accrued interest) and on February 1, 2000 is obligated to pay $240,750 ($225,000 repayment of principal plus $15,750 of accrued interest) to satisfy two promissory notes which were originally issued by Mr. Wirth and his wife when they acquired MARA in January 1998. Additionally, the Operating Partnership issued 67,000 Class B limited partnership units to MARA and MARA forgave $85,331 in net liabilities in exchange for the termination of the Advisory Agreement. These amounts were reported as one-time fourth quarter charges to the Operating Partnership. For the twelve months ended January 31, 1999, the Operating Partnership paid MARA $364,041 for advisory and management services pursuant to the Advisory Agreement.



         Mr. Wirth has an employment agreement with the Trust, expiring in December 2007, which provides that he will receive no compensation from the Trust in his capacity as Chairman, President and Chief Executive Officer as long as the Advisory Agreement is in effect. For periods after January 1, 1999, Mr. Wirth may receive, as long as he continues to be employed pursuant to his employment agreement, up to $160,000 per year. Currently, Mr. Wirth receives $110,000 per year in compensation.

         As of February 1, 1998, the Operating Partnership acquired all of the membership interests in Tucson St. Mary's Suite Hospitality LLC, an Arizona limited liability company owned by Mr. and Mrs. Wirth, which owned and operated a hotel property. Mr. and Mrs. Wirth contributed their respective 50% membership interests in Tucson St. Mary's Suite Hospitality LLC to the capital of the Operating Partnership. The total consideration paid for those membership interests was $10,820,000, including 28,800 limited partnership interests in the Operating Partnership paid as advisory fees (of which 21,600, valued at $93,150, were delivered to Mr. Berg, a Trustee of the Trust). Mr. and Mrs. Wirth first acquired their membership interests in Tucson St. Mary's Suite Hospitality LLC in May 1997 for $6,000,000, and have made capital improvements and operating subsidies of $2,031,201 during the period of their ownership of such hotel property. The total consideration paid was determined by the parties as the result of arms-length negotiations and was based upon an independent appraisal.

         On June 9, 1998, the independent Trustees of the Trust, acting on behalf of the Trust as the controlling general partner of the Operating Partnership, approved the exercise by the Operating Partnership of its option to acquire an 185-suite InnSuites Hotel located in Buena Park, California. Effective as of June 1, 1998, the Operating Partnership acquired the hotel by acquiring all of the membership interests of Buena Park Hospitality L.L.C., an Arizona limited liability company ("Buena Park L.L.C."), pursuant to the terms of a Contribution Agreement between James F. Wirth, Steven S. Robson and the Operating Partnership. Pursuant to the terms of the Contribution Agreement, Messrs. Wirth and Robson contributed their membership interests in Buena Park L.L.C. to the capital of the Operating Partnership. The total consideration to acquire this hotel was $7,100,000, paid by the Operating Partnership as follows: (a) payment of closing costs and the assumption of the hotel's account payables (net of account receivables) and a $3,384,626 mortgage on Buena Park L.L.C. property payable to Cathay Bank; (b) 311,326 Class B Partnership Units in the Operating Partnership (or at the option of the Trust, up to $825,000 worth of Common Shares) delivered to Mr. Wirth; (c) 311,326 Class A Partnership Units in the Operating Partnership (or at the option of Mr. Robson, Common Shares) delivered to Mr. Robson; (d) 5,400 Class A Partnership Units in the Operating Partnership delivered to Mr. Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee of the Trust, 900 Class A Partnership Units in the Operating Partnership delivered to Mr. Kevin W. Fell, and 900 Class A Partnership Units in the Operating Partnership delivered to Mr. J. R. Chase, each as advisory fees; and (e) 49,474 Class B Partnership Units in the Operating Partnership delivered to InnSuites Hotels, L.L.C. in satisfaction of advances made by InnSuites Hotels, L.L.C. to Buena Park L.L.C. The Operating Partnership also agreed that for a period of one year following the completion of a public offering of $25,000,000 or more by the Trust, Mr. Wirth, Mr. Robson and InnSuites Hotels, L.L.C. shall each have the right to cause the Operating Partnership to redeem, for cash, certain amounts of the Operating Partnership Units received by them, pursuant to formulas described in the Contribution Agreement. The total consideration received pursuant to the Contribution Agreement was determined based upon an appraisal conducted by an independent third party.

         Mr. Wirth derives, and in the future will derive, benefits from the operation of the Trust's hotel properties by InnSuites Hotels, Inc. (formerly known as Realty Hotel Lessee Corp.), the management of the Trust's hotel properties by InnSuites Innternational Hotels, Inc. and the license agreements with InnSuites Licensing Corp. Mr. and Mrs. Wirth are 100% owners of both InnSuites Innternational Hotels, Inc. and InnSuites Licensing Corp. InnSuites Innternational Hotels, Inc. is, in turn, the owner of 9.8% of the outstanding common stock of InnSuites Hotels, Inc. Each of the hotel properties is leased to InnSuites Hotels, Inc. under substantially identical percentage leases. InnSuites Hotels, Inc. has contracted for certain property management services with InnSuites Innternational Hotels, Inc. and has contracted for certain trademark and licensing services with InnSuites Licensing Corp. InnSuites Innternational Hotels, Inc. will receive an annual management fee of 2.5% of gross revenues from InnSuites Hotels, Inc. for its property management services. InnSuites Licensing Corp. will receive an annual licensing fee of 2.5% of gross revenues (1.25% for those hotel properties which also carry a third-party franchise, such as Best Western or Holiday Inn) from InnSuites Hotels, Inc. for its trademark and licensing services. Such fees were determined through arms-length negotiations between the Trust and each of InnSuites Hotels, Inc., InnSuites Innternational Hotels, Inc. and InnSuites Licensing Corp. The Trust believes that such fees are commercially reasonable.

         ADOPTION AND APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND
          RESTATED DECLARATION OF TRUST OF INNSUITES HOSPITALITY TRUST

         The Trustees have adopted resolutions approving, and authorizing the submission to the shareholders for their approval of, an amendment to Section
1.2 of the Second Amended and Restated Declaration of Trust (the "Declaration"), in the form presented below.

         If approved by the Shareholders, Section 1.2 of the Declaration would be amended and restated in its entirety to read as follows:

              1.2 Location. The Trust may maintain an office in Cleveland, Ohio, or such other location within or without the state of Ohio, as the Trustees may from time to time determine.

         The affirmative vote of two-thirds of the Common Shares then outstanding and entitled to vote, whether or not present in person or by proxy at the Annual Meeting, is required to approve the amendment of Section 1.2 of the Second Amended and Restated Declaration of Trust. Since the Trust's hotels are currently all located in Arizona and southern California, the Trustees believe that the Declaration should allow the Trust to maintain an office outside the State of Ohio in order to potentially lower overhead expenses by centralizing management functions in Phoenix, Arizona or in another city selected by the Trustees. The Trustees recommend that the Shareholders vote FOR this Proposal.

         In the event that the amendment to Section 1.2 is not approved by the required vote of the Shareholders, this section of the Second Amended and Restated Declaration of Trust would continue to require the Trust to maintain an Ohio office, and the Trustees will consider what action, if any, should then be taken.

                           OWNERSHIP OF COMMON SHARES

         The following table sets forth information as of May 21, 1999 in respect of any persons known to the Trustees to be the beneficial owner of more than 5% of the Common Shares and the number of the Common Shares owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.

                       FIVE PERCENT BENEFICIAL OWNERS AND
        BENEFICIAL OWNERSHIP OF TRUSTEES, NOMINEES AND EXECUTIVE OFFICERS

                                                                                 % OF
                                                 COMMON SHARES                OUTSTANDING
          NAME                                BENEFICIALLY OWNED             COMMON SHARES
          ----                                ------------------             -------------

Dan Z. Bochner(l)                                    234,900                    10.20%
Mason E. Anderson(2)                                 456,853                    16.55%
James F. Wirth(3)                                    777,663                    33.76%
Marc E. Berg                                         111,225                     4.83%
Lee J. Flory(4)                                      152,216                     6.29%
Edward G. Hill                                        10,252                       (7)
Steven S. Robson(5)                                  317,825                    12.16%
Peter A. Thoma                                           300                       (7)
Gregory D. Bruhn(6)                                    7,798                       (7)
Trustees, Nominees and Executive
   Officers as a group (seven persons)             1,370,081                    50.13%


----------------
(1) Pursuant to Amendment No. 2 to Schedule 13-D, dated December 30, 1996, filed with the Securities and Exchange Commission on December 31, 1996 by Mr. Bochner. The address for Mr. Bochner is 1618 Cotner Avenue, Los Angeles, California 90025.

(2) Consists of 456,853 Class A Limited Partnership Units in the Operating Partnership, which are convertible at any time, at the option of the holder thereof, into Common Shares. The address for Mr. Anderson is 3024 West Sahuaro Drive, Phoenix, Arizona 85029.

(3) These Common Shares are owned jointly by Mr. Wirth and his wife or by their affiliates or children. Mr. and Mrs. Wirth also own 5,246,364 Class B Limited Partnership Units in the Operating Partnership, the conversion of which is restricted and permitted only at the discretion of the Board of Trustees of the Trust.

(4) Consists of 118,344 Class A Limited Partnership Units in the Operating Partnership, which are convertible at any time, at the option of the holder thereof, into Common Shares, and 33,872 Common Shares.

(5) Consists of 311,325 Class A Limited Partnership Units in the Operating Partnership which are convertible at any time, at the option of the holder thereof, into Common Shares and 6,500 Common Shares.

(6) Mr. Bruhn served as Executive Vice President and Chief Financial Officer from January 30, 1998 until his resignation effective February 11, 1999.

(7)  Less than one percent (1.0%).


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on Trust records and information, the Trust believes that all Securities and Exchange Commission filing requirements applicable to Trustees and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended January 31, 1999, were complied with, except that the conversion of 107,675 Class A Limited Partnership Units in the Operating Partnership into Common Shares by Mr. Berg was inadvertently reported late by the Trust on his behalf.

                            SELECTION OF ACCOUNTANTS

         The Trustees have selected KPMG LLP as independent auditors to examine the books, records and accounts of the Trust for the fiscal year ending January 31, 2000. KPMG LLP was the independent auditors of the Trust for the fiscal year ended January 31, 1999 and is considered by the Trustees to be well qualified.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Arthur Andersen LLP resigned as principal auditors of the Trust as of March 18, 1999. Due to the magnitude of certain outstanding invoices payable to Arthur Andersen LLP for accounting and tax-related services provided to the Trust and its affiliates, Arthur Andersen LLP informed the Trust that it would no longer be considered independent with respect to the Trust under interpretations of the Securities and Exchange Commission and professional standards. On April 16, 1999 the audit committee of the Board of Trustees of the Trust approved KPMG LLP to succeed to Arthur Andersen LLP as the principal auditors of the Trust.

         The reports of Arthur Andersen LLP for the fiscal years ended January 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust's financial statements for the fiscal years ended January 31, 1998 and 1997, and in the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their reports.

         In connection with the audits of the Trust's financial statements for the fiscal years ended January 31, 1998 and 1997, and through the subsequent interim period, there were no "reportable events" as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

         During the fiscal years ended January 31, 1998 and 1997, and during all subsequent interim periods, the Trust did not consult with any other accountant regarding the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on the Trust's financial statements, or any of the matters described above.


                                  OTHER MATTERS

         The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              SHAREHOLDER PROPOSALS

         If a shareholder intends to present a proposal at the next Annual Meeting of Shareholders in 2000, it must be received by the Trust for consideration for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting on or before February 2, 2000. A shareholder who wishes to present a proposal at the 2000 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's Proxy Statement and form of proxy relating to that meeting, must notify the Trust of such proposal before April 17, 2000. If notice of the proposal is not received by the Trust by such date, then the proposal will be deemed untimely and the Trust will have the right to exercise discretionary voting authority and vote proxies returned to the Trust with respect to such proposal.


                              REVOCATION OF PROXIES

         A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Common Shares or by giving notice in writing or in open meeting.


                             SOLICITATION OF PROXIES

         In addition to the solicitation of proxies by mail, regular officers and employees of the Trust may solicit the return of proxies by mail, telephone, telegram or personal contact, for which they will not receive additional compensation. The Trust will pay the cost of soliciting proxies in the accompanying form. The Trust will reimburse brokers or other persons holding Common Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of such Common Shares. The Trust has retained Corporate Investor Communications, Inc. to perform solicitation services in connection with this proxy statement. For such services, Corporate Investor Communications will receive a fee of approximately $4,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

                                         By order of the Board of Trustees


                                                   MARC E. BERG
                                                     Secretary

June 1, 1999

INNSUITES HOSPITALITY TRUST                            P R O X Y
-------------------------------           THIS PROXY IS SOLICITED ON BEHALF OF
                                                     THE TRUSTEES

PLEASE                            The undersigned hereby appoints JAMES F. WIRTH AND MARC E. BERG
SIGN AND                   as proxies, each with the full power to appoint his substitute, and hereby authorizes
RETURN                     them to represent and to vote, as designated below, all the Shares of Beneficial
THIS                       Interest of InnSuites Hospitality Trust held of record by the undersigned on May
PROXY                      21, 1999, at the annual meeting of shareholders to be held on July 12, 1999, or at
WHETHER                    any adjournments thereof.
OR NOT
YOU                        1. Election of Trustees.
EXPECT                        FOR all nominees listed below    [ ]        WITHHOLD AUTHORITY                [ ]
TO ATTEND                     (except as marked to the contrary below)    to vote for all nominees listed below
THE
MEETING                       EDWARD G. HILL and STEVEN S. ROBSON

YOU MAY                       (Instruction: To withhold authority to vote for any individual nominee, write that
NEVERTHELESS                  nominee's name on the space provided below.)
VOTE IN
PERSON IF                     -----------------------------------------------------------------------------------
YOU ATTEND
                           2. Approval of the amendment to Section 1.2 of the
                              Second Amended and Restated Declaration of Trust
                              of InnSuites Hospitality Trust.
                              FOR [ ] AGAINST [ ] ABSTAIN [ ]


                           3. In their discretion, the proxies are authorized to
                              vote upon such other business as may properly come before the meeting.





                (Continued, and to be signed, on the other side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      Dated: _______________________, 1999


                                      ____________________________________
                                                   Signature

                                      ____________________________________
                                           Signature if held jointly



                 Please Sign and Return the Proxy Card Promptly